EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333- 269202 on Form S-8 of our report dated February 16, 2023, relating to the financial statements of Vitesse Energy, LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ Deloitte & Touche LLP
Denver, Colorado
February 16, 2023